EXHIBIT 5.1

WORKDAY, INC.

August 17, 2018

Workday, Inc.

6110 Stoneridge Mall Road

Pleasanton, California 94588

Ladies and Gentlemen:

At your request, as your counsel, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Workday, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on or about August 17, 2018 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,123,216 shares (the “Shares”) of the Company’s Class A Common Stock, $0.001 par value per share (the “Common Stock”), subject to issuance by the Company upon the exercise of stock options granted under the Adaptive Insights, Inc. 2013 Equity Incentive Plan (the “Plan”) and the settlement of restricted stock units granted under the Plan and assumed by the Company in accordance with the terms of the Agreement and Plan of Merger, dated as of June 11, 2018 and as amended July 31, 2018, by and among the Company, Armadillo Acquisition Sub, Inc. and Adaptive Insights, Inc. At your request we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).

In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of: the Company’s current Restated Certificate of Incorporation and Restated Bylaws (collectively, the “Charter Documents”); the Plan and the forms of agreements used thereunder furnished to us by the Company; the forms of the Company’s Stock Option Assumption Agreement and Restricted Stock Unit Assumption Agreement (collectively, the “Plan Agreements”) to be used by the Company to assume the stock options and restricted stock units originally issued under the Plan and assumed by the Company under the Merger Agreement, as filed by the Company with the Commission as exhibits to the Registration Statement; the Registration Statement and the exhibits thereto; the Prospectus prepared in connection with the Registration Statement; the Merger Agreement and all exhibits thereto, as well as the Certificate of Merger filed with the Delaware Secretary of State with respect to the Merger Agreement on August 1, 2018; certain corporate proceedings of the Company’s Board of Directors (the “Board”) and the Company’s

stockholders relating to adoption or approval of the Charter Documents, the Plan, the Prospectus, the Merger Agreement, the reservation of the Shares for sale and issuance, the filing of the Registration Statement, and the registration of the Shares under the Securities Act; and documents regarding the Company’s outstanding and reserved capital stock and other securities and such other documents as we have deemed advisable, and we have examined such questions of law as we have considered necessary.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination, amendment, modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. We have also assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company by officers of the Company duly authorized to do so. In rendering our opinion, we have also relied upon a Certificate of Good Standing dated August 17, 2018, issued by the Delaware Secretary of State with respect to the Company and representations and certifications made to us by the Company, including without limitation representations in a Management Certificate addressed to us of even date herewith that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law. We express no opinion with respect to the securities or “blue sky” laws of any state.

Based upon, and subject to, the foregoing, it is our opinion that when the 1,123,216 Shares of Common Stock that may be issued and sold by the Company upon the exercise of stock options and the settlement of restricted stock units, when issued, sold and delivered in accordance with the Plan and the Plan Agreements entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

[Concluding Paragraph Appears on Next Page]

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP

3